Exhibit 99.1
Atlas Acquisition Holdings Corp. Announces Separate Trading of Common Stock and Warrants
HOBE SOUND, FL — February 14, 2008 — Atlas Acquisition Holdings Corp. (AMEX: AXG, AXG.U, AXG.WS) announced today that beginning February 14, 2008, the holders of the Company’s units may elect to separately trade the shares of common stock and warrants included in the units. The common stock and warrants will be listed on the American Stock Exchange under the symbols AXG and AXG.WS, respectively. Units not separated will continue to trade on the American Stock Exchange under the symbol AXG.U.
Lazard Capital Markets LLC and Morgan Stanley & Co. Incorporated acted as joint book runners for the Company’s initial public offering and authorized the separate trading of the units, common stock, and warrants, as of February 14, 2008.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering is being made only by means of a prospectus, copies of which may be obtained from Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020 and from Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014 Attn: Prospectus Department.
Forward-Looking Statements
This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Atlas Acquisition Holdings Corp.
Atlas Acquisition Holdings Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, or other similar business combination with an operating business. The Company’s efforts in identifying a prospective target business will not be limited to a particular industry or geography.
Contact:
James N. Hauslein
Chairman & Chief Executive Officer
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
(772) 545-9042